UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2003

Best Buy Co., Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-9595

41-0907483

(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99

Press release issued March 31, 2003.  Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks.  Accordingly, no information in any of these internet addresses is included herein.

ITEM 9. REGULATION FD DISCLOSURE.

Pursuant to Regulation FD, information is being furnished with respect to Best Buy Co., Inc.’s press release, issued on March 31, 2003, announcing:

•                  The registrant is actively marketing its interest in its Musicland subsidiary and has engaged an investment banking firm to assist in the sale process

•                  The promotion of Connie Fuhrman to President of the registrant’s Musicland subsidiary

•                  Musicland’s operating results will be reported separately as discontinued operations in the registrant’s fiscal 2003 consolidated financial statements

•                  The registrant adopted new accounting guidance for vendor allowances (EITF No. 02-16) resulting in a one-time, non-cash, after-tax charge of $42 million, which was classified as a “cumulative effect of a change in accounting principle”

The related press release issued March 31, 2003, is filed as Exhibit No. 99 to this Report.  Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: April 3, 2003	By:	/s/ Bruce H. Besanko
Bruce H. Besanko
Vice President — Finance, Planning and Performance Management